Exhibit 10.4
RESTRICTED STOCK AWARD AND RESTRICTIVE COVENANT AGREEMENT
(PERFORMANCE ADJUSTED AND TIME VESTING)
THIS AGREEMENT is entered into and effective as of ___________, 20__ (the “Grant Date”), by and between Smart Sand, Inc. (the “Company”) and __________(the “Grantee”).
A.The Company has adopted the Smart Sand, Inc. 2026 Equity Incentive Plan (the “Plan”) authorizing the grant of Restricted Stock Awards to Employees, Non-Employee Directors, and Consultants of the Company and its Subsidiaries (as such terms are defined in the Plan).
B.The Company desires to give the Grantee a proprietary interest in the Company and an added incentive to advance the interests of the Company by granting to the Grantee a Restricted Stock Award pursuant to the Plan.
Accordingly, the parties agree as follows:
1.Grant of Award and Performance Adjustment.
1.1Grant of Award. The Company hereby grants to the Grantee a Restricted Stock Award (the “Award”) consisting of _________(_____) shares (the “Award Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), subject to the terms, conditions and restrictions set forth below and in the Plan. Reference to the Award Shares in this Agreement (or “Adjusted Award Shares” as defined below) will be deemed to include the Dividend Proceeds (as defined in Section 3.3 of this Agreement) with respect to such Award Shares or Adjusted Award Shares that are retained and held by the Company as provided in Section 3.3 of this Agreement.
1.2Performance Adjustment. The number of Award Shares granted hereunder is subject to adjustment based on the Company’s actual performance versus performance targets in [____________________] (the “Performance Period”). If the Company achieves [____________________], then the number of Award Shares subject to this Agreement will be [_______________________]. If the Company does not achieve the performance targets described above, then the number of Award Shares subject to this Agreement will be [___________________].
1.3Determination of Performance Adjustment. The final determination of whether or not the Company achieves the performance targets set forth above shall occur as soon as practicable after the completion of the Performance Period, but in any event not later than ____, of the calendar year following the end of the Performance Period (the “Determination Date”). The determination of whether or not the Company achieves the performance targets set forth above will be confirmed by the Committee based on [__________________________]. The number of Award Shares resulting after determination of whether or not the performance adjustment applies, whether it be the original number of Award Shares or the increased or decreased number of Award Shares after any applicable upward or downward adjustment, is referred to herein as the “Adjusted Award Shares”. All decisions of the Committee regarding application of the performance adjustments and the number of shares earned shall be final and binding on the Grantee.
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2.Grant Restriction.
2.1Restriction and Forfeiture. The Grantee is not required to accept the Award Shares. If the Grantee is an employee, non-employee director or consultant of the Company, the Grantee is not required to accept the Award Shares in order to continue in any capacity.
(a)[Except as set forth in Section 2.3 below,] If the performance targets are not achieved during the Performance Period, then the Award Shares shall be forfeited.
(b)If the performance targets are achieved during the Performance Period, the Grantee’s right to retain the Adjusted Award Shares will be subject to the Grantee remaining in continuous employment or service with the Company or any Subsidiary for a period of [_________________] (the “Restriction Period”) following the Determination Date; provided, however, that such employment/service period restrictions (the “Restrictions”) will lapse and terminate prior to the end of the Restriction Period with respect to [___] of such shares on [________________], with respect to [_____] of such shares on [_________________], with respect to [______] of such shares on [_________________] [, as set forth in Section 2.3 below,] or as otherwise set forth in the Plan.
2.2Termination of Employment or Other Service.
(a)Termination for Reasons other than Cause or Adverse Action. [Except as otherwise provided in Section 2.3,] In the event the Grantee’s employment or other service with the Company and all Subsidiaries is terminated for any reason other than Cause or Adverse Action, all rights of the Grantee under this Agreement will terminate immediately without notice of any kind, and this Award will be terminated and all Award Shares and Adjusted Award Shares with respect to which the Restrictions have not lapsed will be forfeited.
(b)Termination for Cause or Adverse Action. In the event the Grantee’s employment or the service with the Company and all Subsidiaries is terminated for Cause or Adverse Action, or if it is determined that the Grantee has taken any action that would constitute Cause or Adverse Action, the Company shall be entitled to take any and all action permitted under the Plan.
2.3[Change in Control. _____________________________]
3.Issuance of Award Shares.
3.1Privileges of a Shareholder; Transferability. As soon as practicable after the execution and delivery of this Agreement and the satisfaction of any conditions to the effective issuance of the Award Shares or Adjusted Award Shares, as the case may be, the Grantee will be recorded on the books of the Company as the owner of the Award Shares or Adjusted Award Shares, as the case may be, and the Company will issue one or more duly issued and executed stock certificates evidencing the Award Shares or Adjusted Award Shares, as the case may be. Except as otherwise expressly provided in this Agreement, the Grantee will have all voting, dividend, liquidation and other rights with respect to the Award Shares or Adjusted Award Shares, as the case may be, in accordance with their terms upon becoming the holder of record of such Award Shares or Adjusted Award Shares; provided, however, that prior to the lapse or other termination of the Restrictions applicable to such Award Shares or Adjusted Award Shares, such Award Shares or Adjusted Award Shares will not be assignable or transferable by the Grantee, either voluntarily or involuntarily, and may not be subjected to any lien, directly or indirectly, by operation of law or otherwise. Any attempt to transfer, assign or encumber the Award Shares or Adjusted Award Shares other than in accordance with this Agreement and the Plan will be null

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and void and will void the Award, and all Award Shares or Adjusted Award Shares for which the Restrictions have not lapsed will be forfeited and immediately returned to the Company.
3.2Enforcement of Restrictions. To enforce the Restrictions imposed by this Agreement and the Plan, the Company may place a legend on the stock certificates referring to the Restrictions and may require the Grantee, until the Restrictions have lapsed with respect to any Award Shares or Adjusted Award Shares, to keep the stock certificates evidencing such Award Shares or Adjusted Award Shares, together with duly endorsed stock powers, in the custody of the Company or its transfer agent or to maintain evidence of stock ownership of such Award Shares or Adjusted Award Shares, together with duly endorsed stock powers, in a certificateless book-entry stock account with the Company’s transfer agent.
3.3Dividends and Other Distributions. Unless the Committee determines otherwise in its sole discretion (including, without limitation, at any time after the grant of the Restricted Stock Award), any dividends or distributions (including, without limitation, any cash dividends, stock dividends or dividends in kind, the proceeds of any stock split or the proceeds resulting from any changes or exchanges described in Section 6 of this Agreement, all of which are referred to herein collectively as the “Dividend Proceeds”) that are paid or payable with respect to shares of Common Stock subject to the unvested portion of the Restricted Stock Award will be subject to the same rights and restrictions under this Agreement as the shares to which such dividends or distributions relate. The Committee may, in its sole discretion, distribute such Dividend Proceeds to the Grantee or it may retain and hold such Dividend Proceeds subject to the Restrictions and the other terms and conditions of this Agreement. In the event the Committee determines not to pay such Dividend Proceeds currently, the Committee will determine in its sole discretion whether any interest will be paid on such Dividend Proceeds. In addition, the Committee may, in its sole discretion, cause such Dividend Proceeds to be paid to the Company pursuant to Section 5 of this Agreement in order to satisfy any federal, foreign, state or local withholding or other employment-related tax requirements attributable to such dividends or distributions or to the Grantee’s receipt of the Award or the lapse or termination of the Restrictions applicable to Award Shares or Adjusted Award Shares.
4.Rights of Grantee.
4.1Employment or Service. Nothing in this Agreement will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of the Grantee at any time, nor confer upon the Grantee any right to continue in the employment or service with the Company or any Subsidiary at any particular position or rate of pay or for any particular period of time.
4.2Rights as a Stockholder. The Grantee will have no rights as a stockholder until the Grantee becomes the holder of record of such Award Shares or Adjusted Award Shares, and no adjustment will be made for dividends or distributions with respect to the Award Shares or Adjusted Award Shares as to which there is a record date preceding the date the Grantee becomes the holder of record of the Award Shares or Adjusted Award Shares, except as may otherwise be provided in the Plan or determined by the Committee in its sole discretion.
5.Withholding Taxes.
The Company is entitled to (a) withhold and deduct from future wages of the Grantee (or from other amounts that may be due and owing to the Grantee from the Company or a Subsidiary), or cause to be paid to the Company out of Dividend Proceeds, or make other arrangements for the collection of all amounts the Company reasonably determines are necessary

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to satisfy any and all federal, foreign, state and local withholding and employment related tax requirements attributable to an Award, the receipt of dividends or distributions on Award Shares or Adjusted Award Shares, or the lapse or termination of the Restrictions applicable to Award Shares or Adjusted Award Shares, or (b) require the Grantee promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Award. In the event that the Company is unable to withhold such amounts, for whatever reason, the Grantee agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal, foreign, state or local law.
6.Adjustments.
In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off), or any other similar change in the corporate structure or shares of Common Stock of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation), in order to prevent dilution or enlargement of the rights of the Grantee, will make appropriate adjustment or substitutions (which determination will be conclusive) as to the number and kind of securities or other property (including cash) subject to this Award.
7.Subject to Plan.
The Award and the Award Shares or Adjusted Award Shares granted pursuant to this Agreement have been granted under, and are subject to the terms of, the Plan. Terms of the Plan are incorporated by reference in this Agreement in their entirety, and the Grantee, by execution hereof, acknowledges having received a copy of the Plan. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Plan. The provisions of this Agreement will be interpreted as to be consistent with the Plan, and any ambiguities in this Agreement will be interpreted by reference to the Plan. In the event that any provision of this Agreement is inconsistent with the terms of the Plan, the terms of the Plan will prevail.
8.Additional Restrictions and Covenants.
8.1Definitions. When used in this Section, the following terms shall have the meanings specified.
(a)“Competing Product” means any product or service which is sold or provided in competition with a product or service produced, designed, sold or provided for the Company or any of its affiliates by the Grantee, either individually or as part of a team, or by one or more employees or business units of the Company or its affiliates managed, supervised or directed by the Grantee or receiving executive or management support from the Grantee during the twelve (12) months immediately preceding the Termination Date.
(b)“Confidential Information” means information (to the extent it is not a Trade Secret), whether oral, written, recorded magnetically or electronically, or otherwise stored,

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and whether originated by the Grantee or otherwise coming into the possession or knowledge of the Grantee, which is possessed by or developed for the Company or any of its affiliates, and which relates to the existing or potential business of the Company or any of its affiliates, which information is not reasonably ascertainable by competitors of the Company or any of its affiliates or by the general public through lawful means, and which information the Company or its affiliates treats as confidential, including but not limited to information regarding business affairs, plans, strategies, products, finances, costs, margins, computer programs, research, customers, purchasing, marketing, and other information of the Company and its affiliates.
(c)“Current Pending Customer” means a person or entity concerning which the Company or its affiliates is actively preparing or negotiating a business proposal as a prospective customer of the Company or its affiliates as of the Termination Date, or for which the Company or its affiliates have a pending proposal to provide products or services as a customer of the Company or its affiliates as of the Termination Date. However, the term “Current Pending Customer” is limited to persons or entities that the Grantee interacts with on behalf of the Company or its affiliates or concerning which the Grantee learns, creates, or reviews Confidential Information or Trade Secrets on behalf of the Company or its affiliates in the three (3) month period immediately preceding the Termination Date.
(d)“Key Employee” means any person who at the Termination Date is employed or engaged by the Company or its affiliates and with whom the Grantee has had material contact in the course of employment during the twelve (12) months immediately preceding the Termination Date, and (i) is a manager, officer, director, or executive of the Company or its affiliates and/or (ii) is in possession of Confidential Information and/or Trade Secrets of the Company or its affiliates and/or (iii) is directly managed by or reports to the Grantee as of the Termination Date.
(e)“Key Services” means services of the type performed by a Management Employee, Key Employee or Supervised Employee for the Company or its affiliates during the twelve (12) months preceding the Termination Date, but shall not include clerical, menial, or manual labor.
(f)“Management Employee” means any person who at the Termination Date is employed or engaged by the Company or its affiliates, and with whom the Grantee has had material contact in the course of employment during the twelve (12) months immediately preceding the Termination Date and who is a manager, officer, director, or executive of the Company or its affiliates as of the Termination Date.
(g)“Referral Client” means a person or entity that does not directly purchase products or services from the Company or its affiliates, but which has the ability to effectively specify or recommend the purchase of products or services from the Company or its affiliates or their respective competitors to end customers. The term “Referral Client” is limited to persons or entities to or through which the Grantee or one or more individuals or business units of the Company or its affiliates supervised, managed or directed by the Grantee markets or sells products or services of the Company or its affiliates during the twelve (12) month period immediately preceding the Termination Date.
(h)“Restricted Customer” means a customer of the Company or its affiliates to which the Grantee, or one or more individuals or business units of the Company or its affiliates supervised, managed, or directed by the Grantee, sells or provides products or services on behalf of the Company or its affiliates during the twelve (12) month period immediately preceding the Termination Date.

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(i)“Restricted Territory” means Territories in which, during the twelve (12) month period immediately preceding the Termination Date, the Grantee, or one or more employees or business units of the Company or its affiliates supervised, managed or directed by or receiving management or executive support from the Grantee: (i) provides products or services on behalf of the Company or its affiliates; (ii) sells or solicits the sale of products or services on behalf of the Company of its affiliates; or (iii) sells or provides products or services that were designed, created or produced by the Grantee (individually or as part of a team) or by employees or business units of the Company or its affiliates supervised, managed or directed by the Grantee or receiving management, supervisory or executive support from the Grantee.
(j)“Services” means services of the type performed for the Company or its affiliates by the Grantee or one or more employees of the Company or its affiliates managed, supervised, or directed by the Grantee during the twelve (12) months preceding the Termination Date, but shall not include clerical, menial, or manual labor.
(k)“Strategic Customer” means a customer of the Company or its affiliates that purchases or receives a product or service from the Company or its affiliates during the twelve (12) month period immediately preceding the Termination Date, but is limited to customers concerning which the Grantee learns, creates, or reviews Confidential Information or Trade Secrets on behalf of the Company or its affiliates during the twelve (12) month period immediately preceding the Termination Date.
(l)“Supervised Employee” means any person who at the Termination Date is employed or engaged by Company or its affiliates, and with whom the Grantee has had material contact in the course of employment during the twelve (12) months immediately preceding the Termination Date, who is directly managed by or reported to the Grantee during the (12) months prior to the Termination Date.
(m)“Termination Date” means the last date that the Grantee serves as an employee of the Company (or its affiliate, as applicable).
(n)“Territory” means a municipality within the United States of America or its territories or within a foreign nation.
(o)“Trade Secret” means a Trade Secret as that term is defined under applicable state or federal law.
8.2Nondisclosure of Third Party Confidential Information. During the Grantee’s employment with the Company (or its affiliate, as applicable) and after the Termination Date, the Grantee shall not use or disclose Confidential Information of a third party for as long as the relevant third party has required the Company or its affiliates, as the case may be, to maintain its confidentiality, or for so long as required by applicable law, whichever period is longer.
8.3Non-disclosure of Trade Secrets. During employment and after the Termination Date, the Grantee shall not use or disclose Trade Secrets of the Company or its affiliates (except in discharging the Grantee’s job duties with the Company or its affiliates, as applicable) so long as they remain Trade Secrets. Nothing in this Agreement shall limit either the Grantee’s statutory and other duties not to misappropriate, use or disclose Trade Secrets of the Company or its affiliates, or remedies of the Company or its affiliates in the event the Grantee misappropriates, uses or discloses Trade Secrets of the Company or its affiliates.
8.4Obligations Not to Disclose or Use Confidential Information. Except as set forth herein or as expressly authorized in writing on behalf of the Company, the Grantee agrees that

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while the Grantee is employed by the Company (or its affiliate, as applicable) and during the two (2) year period commencing at the Termination Date, the Grantee will not use or disclose (except in discharging the Grantee’s job duties with the Company (or its affiliate, as applicable)) any Confidential Information, whether such Confidential Information is in the Grantee’s memory or it is set forth electronically, in writing or other form. This prohibition does not prohibit the Grantee’s disclosure of information after it ceases to meet the definition of “Confidential Information,” or the Grantee’s use of general skills and know-how acquired during and prior to employment by the Company (or its affiliate, as applicable), so long as such use does not involve the use or disclosure of Confidential Information; nor does this prohibition restrict the Grantee from providing prospective employers with an employment history or description of the Grantee’s duties with the Company (or its affiliate, as applicable), so long as the Grantee does not use or disclose Confidential Information. Notwithstanding the foregoing, with respect to information which is subject to a law governing confidentiality or non-disclosure, the Grantee shall keep such information confidential for so long as required by law, or for two (2) years, whichever period is longer. This Paragraph shall not preclude employees within the meaning of the National Labor Relations Act from exercising Section 7 rights they may have to communicate about working conditions. This Paragraph shall not bar the Grantee from making disclosures to government entities to the extent required by applicable law or disclosures made in good faith pursuant to applicable “whistleblower” laws or regulations.
8.5Return of Property; No Copying or Transfer of Documents. All equipment, books, records, papers, notes, drawings, catalogs, models, compilations of information, data bases, correspondence, recordings, stored data (including but not limited to data or files that exist on any personal computer or other electronic storage device), software, and any physical items, including copies and duplicates, that the Grantee generates or develops or which come into the Grantee’s possession or control, which relate directly or indirectly to, or are a part of the Company’s (or its customers’ or affiliates’) business matters, whether of a public nature or not (collectively “Company Records”), shall be and remain the property of the Company (or its affiliate, as applicable), and the Grantee shall deliver all such materials and items, and any and all copies of them, to the Company (or its affiliate, as applicable) upon termination of employment. During employment or after the Termination Date, the Grantee will not copy, duplicate, or otherwise reproduce, or permit copying, duplicating, or reproduction of Company Records without the express written consent of the Company (or its affiliate, as applicable), or, as a part of the Grantee’s duties performed hereunder for the benefit of the Company (or its affiliate, as applicable). The Grantee expressly covenants and warrants, upon termination of employment for any reason (or no reason), that the Grantee shall promptly deliver to the Company (or its affiliate, as applicable) any and all originals and copies of Company Records in the Grantee’s possession, custody, or control, and that the Grantee shall not make, retain, or transfer to any third party any copies thereof. In the event any Confidential Information or Trade Secrets are stored or otherwise kept in or on a computer hard drive or other storage device owned by or otherwise in the possession or control of the Grantee (each individually an “Employee Storage Device”), upon termination of employment Grantee will present every such Employee Storage Device to the Company (or its affiliate, as applicable) for inspection and removal of all information regarding the Company (and its customers or affiliates, including but not limited to Confidential Information or Trade Secrets) that is stored on the Employee Storage Device. This Paragraph shall not bar the Grantee from retaining the Grantee’s own payroll, retirement, insurance, tax, and other personnel documents related to the Company (or its affiliate, as applicable).
8.6Non-Solicitation.
(a)Non-solicitation of Management Employees. For twelve (12) months following the Termination Date, the Grantee shall not, without the prior written consent of the

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Company, encourage, cause, or solicit, or assist others in encouraging, causing, or soliciting, a Management Employee to terminate his or her employment with the Company or its affiliates, as the case may be, or to provide Key Services in competition with the Company or its affiliates, as the case may be, unless such Management Employee has already ceased employment with the Company or its affiliates.
(b)Non-solicitation of Key Employees. For twelve (12) months following the Termination Date, the Grantee shall not, without the prior written consent of the Company, encourage, cause, or solicit, or assist others in encouraging, causing, or soliciting, a Key Employee to terminate his or her employment with the Company or its affiliates, as the case may be, or to provide Key Services in competition with the Company or its affiliates, as the case may be, unless such Key Employee has already ceased employment with the Company or its affiliates.
(c)Non-solicitation of Supervised Employees. For twelve (12) months following the Termination Date, the Grantee shall not, without the prior written consent of the Company, encourage, cause, or solicit, or assist others in encouraging, causing, or soliciting, a Supervised Employee to terminate his or her employment with the Company or its affiliates, as the case may be, or to provide Key Services in competition with the Company or its affiliates, as the case may be, unless such Supervised Employee has already ceased employment with the Company.
8.7Limited Restrictions after Termination of Employment.
(a)For twelve (12) months following the Termination Date, the Grantee shall not sell or solicit the sale of a Competing Product to a Restricted Customer.
(b)For twelve (12) months following the Termination Date, the Grantee shall not perform Services as part of or in support of providing, selling, or soliciting the sale of a Competing Product to a Restricted Customer.
(c)For twelve (12) months following Termination Date, the Grantee shall not sell or solicit the sale of a Competing Product to a Strategic Customer.
(d)For twelve (12) months following Termination Date, the Grantee shall not perform Services as part of or in support of providing, selling or soliciting the sale of a Competing Product to a Strategic Customer.
(e)For twelve (12) months following Termination Date, the Grantee shall not sell or solicit the sale of a Competing Product to or through a Referral Client.
(f)For twelve (12) months following Termination Date, the Grantee shall not perform Services as part of or in support of providing, selling or soliciting the sale of a Competing Product to or through a Referral Client.
(g)For twelve (12) months following Termination Date, the Grantee shall not sell or solicit the sale of a Competing Product to a Current Pending Customer.
(h)For twelve (12) months following Termination Date, the Grantee shall not perform Services as part of or in support of providing, selling or soliciting the sale of a Competing Product to a Current Pending Customer.

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(i)For twelve (12) months following Termination Date, the Grantee shall not perform Services as part of or in support of the business of selling, providing or soliciting the sale of Competing Products in the Restricted Territory.
8.8Remedies. In addition to other remedies provided by law or equity, upon a breach by the Grantee of any of the covenants contained herein, in addition to any other remedies, the Company shall be entitled to have a court of competent jurisdiction enter an injunction against the Grantee without the need to post a bond. Additionally, if the Grantee breaches this Agreement, the Grantee shall promptly reimburse Company for its costs (including, without limitation, reasonable attorneys’ fees) associated with enforcing this Agreement.
8.9Reasonableness of Restrictions. THE GRANTEE HAS READ THIS AGREEMENT AND AGREES THAT THE RESTRICTIONS ON THE GRANTEE’S ACTIVITIES OUTLINED IN THIS AGREEMENT ARE REASONABLE AND NECESSARY TO PROTECT THE COMPANY’S LEGITIMATE BUSINESS INTERESTS, THAT THE CONSIDERATION PROVIDED BY THE COMPANY IS FAIR AND REASONABLE, AND FURTHER AGREES THAT GIVEN THE IMPORTANCE TO THE COMPANY OF ITS CONFIDENTIAL INFORMATION, TRADE SECRETS AND CUSTOMER RELATIONSHIPS, THE POST-EMPLOYMENT RESTRICTIONS ON THE GRANTEE’S ACTIVITIES ARE LIKEWISE FAIR AND REASONABLE. THE GRANTEE AGREES THAT THE COMPANY’S BUSINESS EXTENDS THROUGHOUT THE UNITED STATES AND BEYOND, AND THAT THE GEOGRAPHIC RESTRICTIONS ON THE GRANTEE’S POST-EMPLOYMENT ACTIVITY ARE REASONABLE. THE GRANTEE REPRESENTS AND WARRANTS THAT THE GRANTEE WILL BE ABLE TO SECURE EMPLOYMENT IN THE GRANTEE’S FIELD OF EXPERIENCE WITHOUT VIOLATING ANY PROVISION OF THIS AGREEMENT.
9.Miscellaneous.
9.1Binding Effect. This Agreement will be binding upon the heirs, executors, administrators and successors of the parties to this Agreement.
9.2Governing Law. This Agreement and all rights and obligations under this Agreement will be construed in accordance with the Plan and governed by the laws of [______], without regard to conflicts of laws provisions.
9.3Entire Agreement. This Agreement and the Plan set forth the entire agreement and understanding of the parties to this Agreement with respect to the grant and vesting of this Award and the administration of the Plan and supersede all prior agreements, arrangements, plans and understandings relating to the grant and vesting of this Award and the administration of the Plan. Notwithstanding the foregoing, this Agreement shall not supersede or extinguish any other restrictive covenant, non-competition agreement, confidentiality agreement, non-disclosure agreement, invention or intellectual property assignment agreement, or agreement entered into by the Grantee as an employee of the Company (or its affiliates) or otherwise. If any such agreements exist, this Agreement and such agreements shall exist independently.
9.4Amendment and Waiver. Other than as provided in the Plan, this Agreement may be amended, waived, modified or canceled only by a written instrument executed by the parties to this Agreement or, in the case of a waiver, by the party waiving compliance.
9.5Code Section 409A. The parties intend that the Award and this Agreement involve the transfer of “property” subject to Section 83 of the Code and, as such, are exempt

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from the requirements of Section 409A of the Code, and, with respect to Dividend Proceeds payable in cash, the parties intend that such payments are exempt from the requirements of Section 409A of the Code as short term deferrals under Section 1.409A-1(b)(4) of the Treasury Regulations. The Award and this Agreement will be construed and administered in a manner that is consistent with and gives effect to such intent.
[Signature page follows]

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The parties hereto have executed this Agreement effective the day and year first above written.

SMART SAND, INC. Name: Title:
By execution of this Agreement, the Grantee acknowledges having received a copy of the Plan.	GRANTEE (Signature) (Name and Address)

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